Company Contact: Kelly J. Gill Chief Executive Officer 615-771-7575	Investor Relations: Charles Lynch Westwicke Partners 443-213-0504
Diversicare Announces 2013 First Quarter Results
Revenue increases for fourth sequential quarter

BRENTWOOD, TN, (May 9, 2013) – Diversicare Healthcare Services Inc. (NASDAQ: DVCR), a premier provider of long- term care services primarily in the Southeast and Southwest, today announced its results for the first quarter ended March 31, 2013. The Company's revenue grew for the fourth sequential quarter to $79.3 million. Facility-level operating income improved to $17.2 million, or 21.7% of revenue, from $15.3 million, or 20.2% of revenue, in the first quarter of 2012.
On March 9, 2013, the Company declared a quarterly dividend of 5.5 cents per common share. The dividend will be paid July 12, 2013, to shareholders of record on June 28, 2013.
First Quarter 2013 Highlights

•
As previously reported, the Company signed a definitive agreement to acquire five skilled nursing facilities in Kansas on March 6, 2013 and closed this transaction on May 1, 2013. The acquisition increases the Company's facilities from 48 to 53 and continues our growth activity. The Company now owns 13 facilities, 25% of its total operated facilities.

•
Net Revenue increased 4.7% to $79.3 million from $75.8 million in the first quarter of 2013, due to the contribution of three facilities added during 2012, a 2.8% increase in Medicare rates, and a 3.8% increase in Medicaid rates, partially offset by a modest decline in center occupancy. Skilled mix increased to 16.6% from 15.3% for the immediately preceding quarter.

•
Net Revenue increased for the fourth sequential quarter. This continued trend is the result of the Company's growth in facilities, overall improvement in skilled mix, and improvement in Medicare and Medicaid rates, which are key elements of the Company's strategic plan.

•
Operating Expense and General and Administrative Expense both improved as a percentage of revenue over the first quarter of 2012. Operating expense as a percentage of revenue declined from 79.8% to 78.3% year over year, and general and administrative expense as a percentage of revenue declined from 9.0% to 8.0% for the same period.

•
Adjusted EBITDA declined to $0.7 million compared to $1.4 million in the first quarter of 2012, primarily due to higher than anticipated professional liability reserves. Adjusted EBITDA excludes losses from the startup of recently opened skilled nursing centers in 2013 and startup losses and separation expenses in 2012.

•
Operating income improved to a loss of $1.1 million compared to an operating loss of $1.3 million in the first quarter of 2012. Operating income in the first quarter of 2013 includes professional liability expense of $3.9 million.

•
Total funds from operations improved to $3.4 million from $2.1 million in the first quarter of 2012. On a per share basis, funds from operations improved from $0.37 for the first quarter of 2012 to $0.58 for the first quarter of 2013.

CEO Remarks

Commenting on the results, Kelly Gill, Diversicare's CEO, stated, “Our first quarter results showed the increasing contribution of our acquired or newly-opened facilities are making to our top line. After finishing 2012 with our third sequential quarter of revenue growth, we have started 2013 continuing in that trend. Revenue grew 4.7% over the first quarter of 2012 and over the fourth of quarter of 2012, despite two fewer operating days. I anticipate that this revenue growth will continue through 2013, enhanced by our recently closed acquisition of five new facilities in Kansas. At the same time, our first-quarter results showed the leverage this growth enables as both operating and G&A expenses declined as a percent of revenues versus last year.

“Unfortunately, this solid growth has been offset by continued increases in our professional-liability expenses, an area that remains challenging,” Mr. Gill continued. “We are taking aggressive steps to address this challenge, including the implementation of electronic medical records at all of our centers, enhanced documentation, risk-management processes, and a continued commitment to quality care. Additionally, we believe that our portfolio-expansion strategy will enable us to grow and diversify our revenue base, improving our overall risk profile.”

Mr. Gill concluded, “Looking forward to the remainder of 2013, we will continue to pursue opportunities to build our portfolio and generate organic growth.”

Other Highlights for the First Quarter 2013
The following table summarizes key revenue and census statistics for continuing operations for each period:

	Three Months Ended March 31,
	2013		2012
Skilled nursing occupancy	75.8%	(1)	77.0%	(1)
As a percent of total census:
Medicare census	13.3%		14.3%
Managed care census	3.3%		2.2%
Total skilled mix	16.6%		16.5%
As a percent of total revenues:
Medicare revenues	29.9%		33.1%
Medicaid revenues	51.8%		50.3%
Managed care revenues	6.2%		4.3%
Average rate per day:
Medicare	$428.79		$417.26
Medicaid	$161.32		$155.48
Managed care	$385.72		$391.42

(1)
Skilled nursing occupancy excludes our recently opened and leased West Virginia and Kentucky nursing centers. These centers are in the process of growing their occupancy as a percentage of licensed beds.

Patient Revenues
Patient revenues were $79.3 million in 2013 and $75.8 million in 2012, an increase of 4.7%. The increase is primarily a result of new facilities added in 2012 – one in West Virginia and two in Kentucky. These facilities contributed $4.4 million of revenue in the quarter. As of the end of the first quarter of 2013, all three of these new facilities have completed the Medicaid and Medicare certification process and we are in the process of growing census at each facility.

The average Medicaid rate per patient day for 2013 increased 3.8% compared to 2012, resulting in an increase in revenue of $1.5 million. This average rate per day for Medicaid patients is the result of rate increases in certain states and increasing patient acuity levels. The average Medicare rate per patient day for 2013 increased 2.8% compared to 2012, resulting in a net increase in revenue of $0.6 million.

Expenses
Operating expense increased slightly to $62.2 million in 2013 from $60.5 million in 2012. While total operating expense increased by $1.7 million, the three recently added nursing centers contributed $3.2 million of costs in 2013 not present in 2012. Operating expense decreased to 78.3% of revenue in 2013, compared to 79.8% of revenue in 2012 due significantly to operational efficiency improvements at the Company’s facilities.
The largest component of operating expenses is wages, which with the addition of the new centers described above, increased to $37.4 million in 2013 from $37.3 million in 2012, an increase of $0.1 million, or 0.1%.
Professional liability expense was $3.9 million in 2013 compared to $2.2 million in 2012, an increase of $1.7 million. Our cash expenditures for professional liability costs of continuing operations were $2.3 million and $1.3 million for 2013 and 2012, respectively. Professional liability expense and cash expenditures fluctuate from year to year based, respectively, on the results of our third-party professional liability actuarial studies and on the costs incurred in defending and settling existing claims.
General and administrative expenses were approximately $6.3 million in 2013 compared to $6.8 million in 2012, an improvement of $0.5 million. The improvement relates to separation costs and hiring and relocation of $0.8 million that occurred in the first quarter of 2012, but were nonrecurring in the first quarter of 2013. These improvements were offset by a $0.1 million in consulting and legal expenses related to our acquisition efforts.
Facility Renovations
As of March 31, 2013, the Company has completed renovations at 17 facilities. We are developing plans for additional renovation projects. A total of $25.8 million has been spent on the renovation program to date, with $19.0 million financed through Omega Healthcare Investors Inc., $6.0 million financed with internally generated cash, and $0.7 million financed with long-term debt.

Conference Call Information
A conference call has been scheduled for Friday, May 10, 2013 at 8:00 A.M. Central time (9:00 A.M. Eastern time) to discuss first quarter 2013 results.
The conference call information is as follows:

Date:	Friday, May 10, 2013
Time:	8:00 A.M. Central, 9:00 A.M. Eastern
Webcast Links:	www.DVCR.com
Dial in numbers:	877.340.2552 (domestic) or 253.237.1159 (International) The Operator will connect you to Diversicare’s Conference Call
A replay of the conference call will be accessible two hours after its completion through May 17, 2013 by dialing 855.859.2056 (domestic) or 404.537.3406 (international) and entering Conference ID 56748499.
FORWARD-LOOKING STATEMENTS
The “forward-looking statements” contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect our current views with respect to future events and present our estimates and assumptions only as of the date of this release. Actual results could differ materially from those contemplated by the forward-looking statements made in this release. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors, many of which are beyond our ability to control or predict, could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements including, but not limited to, our ability to successfully operate the new nursing center in West Virginia, our ability to successfully operate the new nursing center in Kentucky, our ability to increase census at our renovated facilities, changes in governmental reimbursement, including the impact of the CMS final rule that has resulted in a reduction in Medicare reimbursement as of October 2011 and our ability to mitigate the impact of the revenue reduction, government regulation, the impact of the recently adopted federal health care reform or any future health care reform, any increases in the cost of borrowing under our credit agreements, our ability to comply with covenants contained in those credit agreements, the outcome of professional liability lawsuits and claims, our ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, the impact of future licensing surveys, the outcome of proceedings alleging violations of laws and regulations governing quality of care or violations of other laws and regulations applicable to our business, impacts associated with the implementation of our electronic medical records plan, the costs of investing in our business initiatives and development, our ability to control costs, changes to our valuation of deferred tax assets, changes in occupancy rates in our facilities, changing economic and competitive conditions, changes in anticipated revenue and cost growth, changes in the anticipated results of operations, the effect of changes in accounting policies as well as other risk factors detailed in the Company’s Securities and Exchange Commission filings. The Company has provided additional information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as well as in its other filings with the Securities and Exchange Commission, which readers are encouraged to review for further disclosure of other factors. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from anticipated results. These risks and uncertainties also may result in changes to the Company’s business plans and prospects. Diversicare Heathcare Services Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

Diversicare provides long-term care services to patients in 53 skilled nursing centers containing 5,982 licensed nursing beds, primarily in the Southeast and Southwest. For additional information about the Company, visit Diversicare's web site: www.DVCR.com.

-Financial Tables to Follow-

DIVERSICARE HEALTHCARE SERVICES, INC.
INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2013	December 31, 2012
ASSETS:
Current Assets
Cash and cash equivalents	$2,365	$5,938
Receivables, net	32,197	29,117
Deferred income taxes	4,800	5,305
Other current assets	6,117	6,496
Total current assets	45,479	46,856

Property and equipment, net	41,508	41,922
Deferred income taxes	12,964	12,352
Acquired leasehold interest, net	8,516	8,612
Other assets, net	5,685	5,221
TOTAL ASSETS	$114,152	$114,963

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities
Current portion of long-term debt and capitalized lease obligations	$1,421	$1,436
Trade accounts payable	5,370	4,460
Accrued expenses:
Payroll and employee benefits	11,714	11,837
Current portion of self-insurance reserves	9,435	9,175
Other current liabilities	3,762	4,285
Total current liabilities	31,702	31,193
Noncurrent Liabilities
Long-term debt and capitalized lease obligations, less current portion	27,686	28,026
Self-insurance reserves, less current portion	15,070	14,531
Other noncurrent liabilities	17,197	17,544
Total noncurrent liabilities	59,953	60,101

PREFERRED STOCK	4,918	4,918

SHAREHOLDERS’ EQUITY	17,579	18,751

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$114,152	$114,963

DIVERSICARE HEALTHCARE SERVICES, INC.
INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
PATIENT REVENUES, net	$79,337	$75,783
Operating expense	62,151	60,465
Facility-level operating income	17,186	15,318

EXPENSES:
Lease and rent expense	6,253	5,822
Professional liability	3,928	2,222
General and administrative	6,341	6,822
Depreciation and amortization	1,762	1,763
Total expenses less operating	18,284	16,629
OPERATING INCOME (LOSS)	(1,098)	(1,311)
OTHER INCOME (EXPENSE):
Equity in net losses of unconsolidated affiliate	(237)	—
Interest expense, net	(687)	(700)
	(924)	(700)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(2,022)	(2,011)
BENEFIT (PROVISION) FOR INCOME TAXES	1,087	728
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(935)	(1,283)
NET INCOME FROM DISCONTINUED OPERATIONS:
Operating income, net of taxes	(12)	(93)
DISCONTINUED OPERATIONS	(12)	(93)
NET INCOME (LOSS)	(947)	(1,376)
Less: income attributable to noncontrolling interests	(18)	(78)
NET INCOME (LOSS) ATTRIBUTABLE TO DIVERSICARE HEALTHCARE SERVICES, INC.	(965)	(1,454)
PREFERRED STOCK DIVIDENDS	(86)	(86)
NET INCOME (LOSS) FOR DIVERSICARE HEALTHCARE SERVICES, INC. COMMON SHAREHOLDERS	$(1,051)	$(1,540)

NET INCOME (LOSS) PER COMMON SHARE FOR DIVERSICARE HEALTHCARE SERVICES, INC. SHAREHOLDERS:
Per common share – basic
Continuing operations	$(0.18)	$(0.25)
Discontinued operations	—	(0.02)
	$(0.18)	$(0.27)
Per common share – diluted
Continuing operations	$(0.18)	$(0.25)
Discontinued operations	—	(0.02)
	$(0.18)	$(0.27)

DIVIDENDS DECLARED PER SHARE OF COMMON STOCK	$0.055	$0.055
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	5,848	5,795
Diluted	5,848	5,795

DIVERSICARE HEALTHCARE SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands)

	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$(947)	$(1,131)	$20	$(433)	$(1,376)
Loss (income) from discontinued operations	12	(120)	(262)	(8)	93
Income tax benefit	(1,087)	(481)	(368)	(170)	(728)
Interest expense	687	712	705	704	700
Depreciation and amortization	1,762	1,735	1,776	1,770	1,763
EBITDA	427	715	1,871	1,863	452

EBITDA adjustments:
Separation and related costs (a)	—	15	57	102	484
Acquisition related costs (b)	117	36	272	178	50
New facility start-up negative EBITDA(c)	180	150	606	648	376
Adjusted EBITDA	$724	$916	$2,806	$2,791	$1,362

(a)	Represents the separation and related costs of Diversicare Healthcare Services, Inc.
(b)	Represents non-recurring costs associated with acquisition-related transactions.
(c)
Represents the negative EBITDA associated with the new facility and venture start-ups of Diversicare Healthcare Services, Inc. related primarily to the start-up of our Rose Terrace nursing center in West Virginia, our new nursing center in Clinton, Kentucky, and Diversicare Healthcare Services, Inc.’s pharmacy joint venture partnership.

DIVERSICARE HEALTHCARE SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) FOR DIVERSICARE HEALTHCARE
SERVICES, INC. COMMON SHAREHOLDERS TO ADJUSTED NET INCOME (LOSS)
FOR DIVERSICARE HEALTHCARE SERVICES, INC. COMMON SHAREHOLDERS
(In thousands, except per share data)

	For Three Months Ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012

Net income (loss) for Diversicare Healthcare Services, Inc. Common shareholders	$(1,051)	$(1,234)	$(82)	$(534)	$(1,540)
Adjustments:
Separation and related costs (a)	—	15	57	102	484
Acquisition related costs (b)	117	36	272	178	50
New facility start-up losses (c)	180	426	870	895	552
Tax impact of above adjustments (d)	(202)	(167)	(420)	(411)	(380)
Adjusted net income (loss) for Diversicare Healthcare Services, Inc. common shareholders	$(956)	$(924)	$697	$230	$(834)

Adjusted net income (loss) for Diversicare Healthcare Services, Inc. common shareholders
Basic	$(0.16)	$(0.16)	$0.12	$0.04	$(0.14)
Diluted	$(0.16)	$(0.16)	$0.12	$0.04	$(0.14)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING :
Basic	5,848	5,838	5,828	5,825	5,795
Diluted	5,848	5,838	5,946	5,915	5,795

(a)	Represents the separation and related costs of Diversicare Healthcare Services, Inc.
(b)	Represents non-recurring costs associated with acquisition-related transactions.
(c)
Represents new facility and venture start-up losses incurred by Diversicare Healthcare Services, Inc. related primarily to the start-up of our Rose Terrace nursing center in West Virginia, our new nursing center in Clinton, Kentucky, and Diversicare Healthcare Services, Inc.’s pharmacy joint venture partnership.

(d)	Represents tax provision for the cumulative adjustments for each period.

DIVERSICARE HEALTHCARE SERVICES, INC.
FUNDS PROVIDED BY OPERATIONS
(In thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
NET INCOME (LOSS)	$(947)	$(1,376)
Discontinued operations	(12)	(93)
Net income (loss) from continuing operations	(935)	(1,283)
Adjustments to reconcile net income (loss) from continuing operations to funds provided by operations:
Depreciation and amortization	1,762	1,763
Provision for doubtful accounts	834	868
Deferred income tax provision (benefit)	(152)	(261)
Provision for self-insured professional liability, net of cash payments	1,471	793
Stock based compensation	174	164
Other	237	90
FUNDS PROVIDED BY OPERATIONS	$3,391	$2,134

FUNDS PROVIDED BY OPERATIONS PER COMMON SHARE:
Basic	$0.58	$0.37
Diluted	$0.57	$0.36
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING :
Basic	5,848	5,795
Diluted	5,949	5,892
We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA, Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders and Funds Provided by Operations which are “non-GAAP financial measures” using accounting principles generally accepted in the United States (GAAP) and using adjustments to GAAP (non-GAAP). These non-GAAP measures are not measurements under GAAP. These measurements should be considered in addition to, but not as a substitute for, the information contained in our financial statements prepared in accordance with GAAP. We define EBITDA as net income (loss) adjusted for loss (income) from discontinued operations, net interest expense, income tax and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for separation and related costs and negative EBITDA of start-up facilities and business ventures. We define Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders as Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders adjusted for separation and related costs and start-up losses associated with our new facilities and business ventures. Funds Provided by Operations is defined as net income from operating activities adjusted for the cash effect of professional liability and other non-cash charges. Management believes that Funds Provided by Operations is an important performance measurement because it eliminates the effect of actuarial assumptions on our professional liability reserves, includes the cash effect of professional liability payments, and does not include the effects of deferred tax benefit and other non-cash charges.
Our measurements of EBITDA, Adjusted EBITDA, Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders and Funds Provided by Operations may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA, Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders and Funds Provided by Operations in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. Management believes that Adjusted EBITDA and Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders are important performance measurements because they eliminate certain nonrecurring start-up losses and separation costs. Management believes that Funds Provided by Operations is an important performance measurement because it eliminates the effect of actuarial assumptions on our professional liability reserves, includes the cash effect of professional liability payments, and does not include the effects of deferred taxes and other non-cash items. Our presentation of EBITDA, Adjusted EBITDA, Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders and Funds Provided by Operations should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

DIVERSICARE HEALTHCARE SERVICES, INC. SELECTED OPERATING STATISTICS (Unaudited)
Three Months Ended March 31, 2013
	As of March 31, 2013			Occupancy (Note 2)
Region (Note 1)	Licensed Nursing Beds	Available Nursing Beds	Skilled Nursing Weighted Average Daily Census	Licensed Nursing Beds	Available Nursing Beds	Medicare Utilization	2013 Q1 Revenue ($ in millions)	Medicare Room and Board Revenue PPD (Note 3)	Medicaid Room and Board Revenue PPD (Note 3)
Alabama	790	783	713	90.3%	91.1%	14.5%	$14.9	$439.06	$176.05
Arkansas	1,181	1,053	833	70.5%	79.1%	16.7%	16.0	409.82	165.63
Kentucky	759	745	678	89.3%	91.0%	12.5%	18.5	425.62	189.19
Tennessee	617	576	475	77.0%	82.5%	16.7%	9.3	404.57	143.63
Texas	1,859	1,669	1,247	67.1%	74.7%	9.5%	20.6	461.73	136.78
Total	5,206	4,826	3,946	75.8%	81.8%	13.3%	$79.3	$428.79	$161.32

Note 1:
The Alabama region includes nursing centers in Alabama and Florida. The Kentucky region includes nursing centers in Ohio and West Virginia. The Tennessee region includes one nursing center in Kentucky.

Note 2:
The number of Licensed Nursing Beds is based on the licensed capacity of the facility. The Company has historically reported its occupancy based on licensed nursing beds. The number of Available Nursing Beds represents licensed nursing beds less beds removed from service. Available nursing beds is subject to change based upon the needs of the facilities, including configuration of patient rooms, common usage areas and offices, status of beds (private, semi-private, ward, etc.) and renovations. Occupancy is measured on a weighted average basis. Licensed Nursing Beds, Available Nursing Beds, Skilled Nursing Weighted Average Daily Census and Occupancy excludes our recently opened West Virginia and Kentucky nursing centers. The new nursing centers are licensed to operate by the state of West Virginia and Kentucky.

Note 3:	These Medicare and Medicaid revenue rates include room and board revenues but do not include any ancillary revenues related to these patients.

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